UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2011 (July 21, 2011)

VRINGO, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 East 16th Street, 7th Floor New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 525-4319

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Between July 21 and July 25, 2011, Vringo, Inc. (the “Company”) entered into Securities Purchase Agreements (collectively, the “Purchase Agreement”) with various purchasers (the “Purchasers”) in connection with the private placement (the “Private Placement”) of $2,500,000 aggregate principal amount of secured convertible notes of the Company (the “Notes”).  The Notes mature on January 1, 2012 (the “Maturity Date”) unless earlier converted and bear interest at a rate of 1.25% per annum.  Interest on the Notes is due on the Maturity Date unless earlier converted. The obligations of the Company under the Notes are secured by a security interest in all the assets of the Company, including a pledge over the shares of its wholly-owned subsidiary, pursuant to a Security Agreement entered into between the Company and the Purchasers in connection with the Purchase Agreement (the “Security Agreement”).

The Notes are convertible into shares of the Company’s common stock at a conversion price equal to the lower of (i) the closing price of the Company’s common stock on the announcement date of the Private Placement, (ii) the closing price of the Company’s common stock on the closing date and (iii) a ten percent (10%) discount to the price at which the securities are sold in a subsequent financing (the “New Financing”). The conversion price is subject to adjustment for stock splits, stock dividends, combinations, mergers, consolidations, sales of all or substantially all assets, or reclassifications.  Upon the consummation of the New Financing, the Notes and any accrued interest will automatically convert into the same securities and contain the same terms (other than the conversion price, which is set forth above) as in the New Financing. In addition, the holders of the Notes may voluntarily convert the Notes and any accrued interest into shares of the Company’s common stock at any time at a conversion price equal to the lower of (i) and (ii) above.  The Notes provide that, absent stockholder approval of the Private Placement, the Company will not issue shares of common stock upon conversion of the Notes in excess of 19.99% of the Company’s outstanding shares on the closing date.

The Notes contain certain covenants and restrictions, including, among others, that, for so long as the Notes are outstanding, the Company will not pay any dividends or distributions, permit any liens on its property or assets or enter into merger or acquisition or sell all or substantially all of its assets, subject to certain exceptions. Events of default under the Notes include, among others, payment defaults, transfer of a substantial portion of its assets and certain bankruptcy-type events involving the Company or any subsidiary.  Upon an event of default, all obligations under the Note will become due and payable and the interest rate will increase to 4.25%.

Events of default under the Security Agreement include, among others, the failure to make a payment due under the Notes, a failure to comply with any material term of the Purchase Agreement, Note and Security Agreement and certain defaults to third parties. Upon an event of default, the Purchasers will have the rights of a secured lender under the Uniform Commercial Code, including the right to take possession of all or a portion of the Company’s collateral.

The description of the Private Placement is qualified in its entirety by reference to the full text of the Purchase Agreement, the Security Agreement and the Notes, each of which is attached as an exhibit to this Current Report on Form 8-K.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In a press release dated July 25, 2011, the Company reported that it had received notice on July 22, 2011 from NYSE Amex, LLC (the “Exchange”) indicating that, while the Company is not in compliance with certain continuing listing standards of the Exchange, the Exchange has accepted the Company’s plan of compliance and has granted an extension to the listing of the Company’s securities. The letter indicates the Company is not in compliance with Section 1003(a)(iv) of the NYSE Amex Company Guide because the Company has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or the Company’s financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue operations and/or meet its obligations as they mature, as first reported on May 31, 2011.

The Company was afforded the opportunity to submit a plan of compliance to the Exchange. Based on a review of the information presented by the Company, as well as ongoing conversations with representatives of the Company, the Exchange has determined that, in accordance with Section 1009 of the NYSE Amex Company Guide, the Company has made a reasonable demonstration of its ability to regain compliance with Section 1003(a)(iv) of the NYSE Amex Company Guide by September 30, 2011.  The continued listing is subject to various conditions, including providing updates to the Exchange staff as appropriate or upon request, but no later than at each quarter completion concurrent with the Company’s appropriate filing with the Securities and Exchange Commission.

The Company will be subject to periodic review by the Exchange during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the Exchange.

The full text of a press release regarding this matter, which was issued on July 25, 2011, is included herein as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.  The Notes were offered and sold to accredited investors pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 7.01.  Regulation FD Disclosure.

On July 25, 2011, the Company issued a press release announcing the receipt of the notice sent by the Exchange, as described in Item 3.01.  A copy of this press release is attached hereto as Exhibit 99.1.

On July 27, 2011, the Company issued a press release announcing (i) the Private Placement and (ii) that it had entered into a letter of intent to acquire substantially all of the assets of Zlango Ltd.  A copy of this press release is attached hereto as Exhibit 99.2.

The information set forth in this Item 7.01 and Exhibits 99.1 and 99.2 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01         Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement by and between the Company and the Purchasers identified on the signature pages thereto

10.2	Form of Secured Convertible Note

10.3	Form of Security Agreement

99.1	Press Release issued by the Company on July 25, 2011

99.2	Press Release issued by the Company on July 27, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2011	VRINGO, INC.

	By:	/s/ Ellen Cohl
		Name:	Ellen Cohl
		Title:	Chief Financial Officer